UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                 January 26, 2010

ZEVOTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-137210	05-0630427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

134 Cedar Street, Nutley NJ	07110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                (973) 667-4026

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

             On January 26, 2010, the board of directors of Zevotek, Inc. (the “Company”) appointed Anthony Intrieri as a director and chairman of the board of the Company.  Prior to his appointment as a director and chairman of the board of the Company, Mr. Intrieri owned and served as president of ARS Limosine Corp., a privately held New York based limousine fleet service company from 2000 until its sale in 2006.  Between the sale of his company and his appointment as a director of the Company, Mr. Intrieri was retired.  He previously owned and served as president of Forham Medical Center, a privately held New York based medical service center. Mr. Intrieri is an investor in Zevotek, Inc. and currently owns the Company’s Series B preferred stock that he acquired in May 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEVOTEK, INC.
(Registrant)

Date: January 27, 2010	By:	/s/ Adam Engel
Adam Engel, President and Chief Executive Officer